SEA SAND MINING
PROJECT INVESTMENT AGREEMENT

---

between

SBS MINING CORPORATION MALAYSIA SDN BHD (829349K)

(AUTHORISED & EXCLUSIVE MAIN CONTRACTOR & OPERATOR OF THE CONCESSION:

("THE OPERATOR")

and

CHUA KIM BAN (780608-10-5469)

("THE PROJECT INVESTOR")

AGREEMENT

THIS AGREEMENT is made effective as of the 3 day of August 2021.

BETWEEN

SBS MINING CORPORATION MALAYSIA SDN BHD (Company No. 829349K), a company incorporated in Malaysia and having its business address at No 1 Tingkat 1 Lorong Sekilau, Bukit Sekilau, 25200 Kuantan, Pahang Darul Makmur, Malaysia (hereinafter to as **"the Operator"**) of the one part;

AND

CHUA KIM BAN (IC No. 780608-10-5469) an individual resident in Malaysia and having its address at A-05-13, i-SOHO i-CITY, Selangor Golden Triangle, 40000 Shah Alam, Selangor Darul Ehsan (hereinafter referred to as **"the Project Investor"**) of the other part.

The Operator and the Project Investor hereinafter shall collectively be referred to as the "the Parties"

WHEREAS the Operator has been granted the Sole and Exclusive right to carry out dredging, removal, transporting, exportation and sale of the natural sea sand (hereinafter referred to as "**the Project**") at the location as described in **Schedule A** hereto (hereinafter referred to as **"the Concession Area"**); Pursuant to a Power of Attorney dated 22nd day of July 2018 between JHW HOLDINGS SDN BHD (Company No. 1172237-W) (hereinafter referred to as the **"the Principal"**); AND **the Operator. (POA as attached in Schedule B).** The respective Mining licence and Export Licence are as stipulated in **Schedule C** hereto;

AND WHEREAS the Project Investor has expressed an interest in investing up to RM 100,000 (One Hundred Thousand Ringgit) in the Mining Project in return for a tribute fee payment of the Mining Project;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereby agree as follows:

1.0 PROJECT SPECIFICATION

The Project Investor will be investing in a mining project of dredging, removal, transporting, exportation and sale of the natural sea sand carried out in a 10.285 sq km approved mining concession area located approximately 21 km from the coast of Kijal, Terengganu. (hereafter referred to as **"the Specified Area"**).

The maximum agreed dredged volume is 3,600,000m^3 (hereafter referred to as **"the guaranteed volume"**) with a minimum dredge volume of 200,000m^3 per month for over a period of 18 months (hereafter referred to as **"the project period"**) or earlier subject to dredging capability and workable weather conditions.

The Commencement Date of the mining project (hereafter referred to as **"the project commencement date"**) shall be 14 days after the date of the Environmental Management Plan has been obtained, subject to any delay caused by the authorities through implementing a Movement Control Order (**"MCO"**). The Operator shall commence operation in the Specified Area upon all relevant approvals to start the operation in the Specified Area by the relevant authorities.

2.0 CONTRACTUAL TERM

The parties hereby agree that the contractual term of this Agreement shall commence from the date of this Agreement and carry on until project period completes.

3.0 PAYMENT

3.1a TRIBUTE FEE

In consideration of **RINGGIT MALAYSIA: ONE HUNDRED THOUSAND (RM 100,000)** payable by the Project Investor to the Operator on or before the execution of this Agreement. The Operator hereby agrees that the Project Investor shall be entitled to a tribute of **RINGGIT MALAYSIA: TEN CENTS (RM0.10)** for every metric cube of sea sand dredged, removed, transported, exported and sold from the Specified Area with a guaranteed 200,000m^3 production per month subject to dredging capability and workable weather conditions.

The tribute under this agreement shall be payable every quarterly period of a year and shall be paid within Fourteen (14) days of the following month of the end of each quarterly period as illustrated in Table 1.0. The first tribute payment will be paid to the Project Investor on Month 4 from the Project Commencement Date. The Operator will not pay 2 months tribute during the monsoon season which falls from the month of November to January of each year.

Table 1.0

Month 1	Month 2	Month 3	Quarterly Payment within 14 days on Month 4*
200,000 m^3	200,000 m^3	200,000 m^3	600,000 m^3
RM 20,000	RM 20,000	RM 20,000	RM 60,000

*All payments are subject to clearance payment by the buyer.

Refer to schedule E for an **Illustration Example** of an Estimated ROI Schedule for Investor.

3.1b In the event that the Operator fails to pay the tribute stated herein on or by the due date, the Operator shall be liable to pay the Project Investor interest on the amount due at the rate of Two per centum (2%) per annum calculated daily from the due date until of actual payment.

3.1c Due to the ongoing COVID-19 pandemic, there will be unprecedented intervention by the government of implementing MCO which will bring mining operations to a temporary halt. This is also subject to dredging capability and workable weather conditions. In this event, after production has recommenced, the Operator reserves the right to extend the 18-month period or alter the monthly production amount to meet the guaranteed volume.

3.2 **INVESTOR SECURITY**

In the event the Project Mining fails to be implemented fully or partially due to uncontrollable external factors from the authorities, the Operator hereby agrees, in place of the tribute fee, to issue the public shares of the Operator's Parent Company equal to the investment amount or the balance of the investment amount at the prevailing market price on the date of issue.

4.0 THE OPERATOR'S RIGHT, OBLIGATIONS AND WARRANTY

4.1 The Operator hereby undertakes to dredge, remove, transport and export the sands from the Specified Area only. The Operator shall use its best efforts to carry out the Mining

Project smoothly, responsibly and in full compliance with the rules set out in the Mining License.

4.2 For the purposes of this Agreement, the Operator shall be solely responsible to manage and perform safety inspection for all dredgers and vessels used in the Specified Area.

4.3 The Operator is responsible to manage at all times the right-of-way (waterway passage) in such manner as to prevent any nuisance, hindrance and/or obstruction to other concessionaire's marine equipment used to carry out the Specified Area.

4.4 The Operator shall not allow or permit or suffer to be done the following:-

a. The dredging, removal and transport of sea sand outside the Specified Area; and
b. The dredging, removal and transport of any other minerals not permitted under the Mining License.

4.5 The Operator shall bear and make all payments due and payable for the issuance of the Mining License including all sea sand royalties, license fees, taxes, Export License (AP) or K2, docket(s), rehabilitation contributions, social corporate contributions and all other payments as prescribed by the relevant authorities. The Operator shall ensure the Mining License and/or other relevant permit(s)/license(s) issued by the relevant appropriate authorities is valid and applicable at all material times. The Operator shall solely liable for all outgoings claims, expenses, bills, taxes, employment of staff, engagement of services incidental to the operation and management of the Specified Area;

4.6 To bear all cost and expense in connection with its operations under this Agreement inclusive and not limited to the payment of premium of Mining License and deposit as imposed by the relevant authority under the Mining License in the Specified Area, docket(s), Person in Overall Advisory Control (POAC) and fees of any agent appointed by the Operator in relation to the operations, royalties chargeable by any relevant authorities.

4.7 The Operator shall ensure to duly register all equipment, machinery, and workers related to the works as mentioned in this Agreement with the relevant authorities or agencies especially on the following item:-

i. Dredgers, Tugboat, barges and vessels;
ii. Any watercraft, and
iii. workers (foreign and local)

4.8 To carry out the dredging operations only within the Specified Area in an orderly, skillful and workmanlike manner;

4.9 Not to do or permit of suffer to be done upon or in connection with the Specified Area anything which shall be or tend to be a nuisance, annoyance or cause of damage to the Operator or to any adjoining or neighboring concession the Operator, property or the Operator or occupier thereof;

4.10 To take workmen's compensation insurance in respect of personal injuries or deaths for all the staff, workmen, employees and other persons engaged at the Specified Area and to take out such other insurances in respect of any expense liability loss claim or proceedings which may be incurred or sustained by reason of death injury or damage to property real or personal arising out of or in the course of the carrying out of the works including to visitors to the Specified Area.

4.11 The Operator agrees at its own costs and expenses to perform all labor and provide all equipment necessary for the exploration, extraction, processing, loading, transporting and sale of the said sea sand from the Specified Area.

4.12 To apply, obtain and renew, for the benefit and/or behalf of the Appointee, all such licenses, permits, permissions, authorizations, approvals necessary for the dredging, and/or for transporting locally or for export/disposal/selling of the sea sand, if any.

4.13 That there are no pending suits, legal proceedings or claims against the Operator which may affect or interfere in any way with the contemplated transaction between the Parties hereto.

5. THE INVESTOR'S RIGHTS AND OBLIGATIONS

5.1 The Project Investor shall be entitled to the Tribute Payments in accordance with the provisions of this Agreement, subject to clauses in 3.0.

5.2 The Project Investor shall be given a quarterly progress report during the project period.

5.3 The Project Investor shall be entitled to a site visit, at request. All site-visits will be by a chartered boat. The Project Investor must be of full good health and fully insured during travel. All costs incurred from the site visit shall be borne by the Project Investor.

5.4 Any request for a site visit must be given a 1-month notice before the date of the site visit.

5.5 The Project Investor shall acknowledge that this investment involves a substantial risk and has no guarantee of returns. The Operator shall not liable for any losses flowing or incurred from the investment.

6.0 RESPONSIBILITY OF THE PARTIES

The Parties hereby agree and undertake as follows:

6.1 At all times and at its own cost and expense to comply with the requirements of all statutory and legal provisions in relation to the operations and the maintenance thereof and without prejudice to the foregoing with all obligations imposed by any other Acts of Parliament of any orders or regulations made there under for the time being in force from time to time affecting the Specified Area;

6.2 To observe, perform, satisfy, comply with, adhere to and/or abide by all relevant federal, state and/or governmental laws, statutes, by-laws, directives, circular, instrument, legislations, enactment, notice, instruction, compounds with respect to its operations under this Agreement including, but not limited to compliance with all applicable safety, health and environmental law, rules and regulations;

6.3 Not to do anything which would in any way compromise, prejudice or adversely affect or diminish the other party's right or interest which shall necessarily include taking all necessary steps and action to ensure that such rights or interest are not in any way compromised, prejudiced, adversely affected or otherwise diminished.

7.0 INDEMNITY

7.1 Indemnity by the Operator to the Project Investor

The Operator shall indemnify and keep the Project Investor fully indemnified against all claims, actions, proceedings fines, penalties, levies, summons and/or prosecution howsoever arising and made against the Operator arising from the operation of the Specified Area or anything related thereto in the event there is any default by the Operator.

8.0 REPRESENTATIONS, WARRANTY AND COVENANTS

8.1 Each of the Parties hereto represents, warrants to and covenants with one another as follows:

(a) it has the power and authority to enter into the Agreement and to execute, deliver and perform the terms of the Agreement and that it has obtained all approvals and authorisation necessary for the execution, delivery and performance of the same and accordingly;

(b) this Agreement when executed will constitute legal, valid and binding obligations upon it in accordance with the term herein provided;

(c) the execution, delivery and performance of this Agreement shall not and will not;

(i) exceed the powers granted to it under its memorandum and articles of association; or

(ii) violate the provision of any law, regulation, directive, order or decree of any governmental authority, agency or court to which it is subject or any agreement to which it is a party or which is binding on it nor it be in breach of its duties to any other person to whom it may owe a duty;

(d) it shall take all steps necessary on its part to give full effect to the provisions of this Agreement.

8.2 Each of the Parties hereto warrants to, covenants and undertakes with the other Party that the defaulting Party shall fully indemnify the non-defaulting Party and hold the non-defaulting Party harmless against any liability, loss, cost or damage, including but not limited to any liability, loss, cost or damage (including legal costs on a solicitor and client basis) that the non-defaulting Party may incur or sustain as a result or any proceedings or actions taken by third party against the non-defaulting Party arising from a breach by the defaulting Party of any of its representations or warranties or covenants herein.

8.3 Each of the Parties hereto acknowledges that the other Party hereto has entered into this Agreement on the basis of and in reliance upon the accuracy, truth and correctness of the representations, warranties and covenants set out above.

8.4 Each of the Parties hereto agree and declare that each of the representations, warranties and covenants set out above are separate and independent and shall not be limited by any provisions of this Agreement, and shall survive any determination or rescission or frustration of the Agreement for any reason whatsoever.

9.0 TERMINATION

9.1 Termination

a. This Agreement will be terminated immediately at any time on the occurrence of any of the following events:-

i. The Operator does, by any act or omission, that may cause any action, criminal or otherwise, taken by any relevant authority against the holder of the Mining

License (the Principal) so as to put at risk the withdrawal and termination of the Mining License; or

ii. The Operator goes into voluntary liquidation (otherwise than for the purpose of reconstruction or amalgamation) or an order of Court is made for its compulsory liquidation; or

iii. The Operator enters into any composition or agreement with its creditors; or

iv. The Operator has a receiver appointed over the whole or any part of its undertaking or assets; or

v. The Operator ceases or threatens to cease to carry on the whole or any substantial part of its business, other than in the course of reconstruction or amalgamation; or

vi. The Operator has any step taken against them for their winding up.

b. Then in any such event the Operator shall by written notice forthwith determine this Agreement and to forfeit any sum of money payable under this Agreement, but without prejudice to any right of the Operator to sue for damages for any antecedent breach of this Agreement or any sum due and payable by the Project Investor.

10.0 TAXES

10.1 Each party shall bear its own tax in respect of any income derived from this Agreement, and other like obligations chargeable or levied payable in respect of their income derived under this Agreement.

11.0 COMPLIANCE WITH LAW

11.1 Each party agrees to undertakes and warrants that they shall observe and comply with all applicable by-laws, laws, enactments, directives, statues, ordinances, governmental rules and regulations currently in force and/or hereinafter in force applicable to the subject matter of this Agreement.

12.0 FORCE MAJEURE

12.1 Neither the Operator nor the Project Investor shall be liable for failure to perform any of its obligations under this Agreement during any period in which performance is prevented by any cause beyond such party's control, which causes are called "force majeure". For purposes of this Agreement, "force majeure" includes, but is not limited

to, acts of God, fire, flood, deadly virus outbreaks such as Covid-19, undue shortage of energy of power, strikes, insurrection or mob violence, requirements or regulations of government with which a party cannot of a party. The party whose performance is prevented will notify the other party of the date of commencement and cause of each period of force majeure and the time of removal of such cause.

13.0 COUNTERPARTS

13.1 This Agreement may be executed simultaneously in one or more counterparts including by means of telefax signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.0 GOVERNING LAW AND STATUTORY OBLIGATIONS

14.1 Law

This Agreement shall be governed by and construed in accordance with laws of Malaysia. The courts in Malaysia shall have exclusive jurisdiction relating to all matter affecting or arising out of this Agreement and the parties hereto hereby submit to the exclusive jurisdiction of the Courts of Malaysia for these purposes and for the determination of all actions and proceedings arising out of this Agreement.

14.2 Illegality

If any provision of this Agreement is held to be illegal or invalid under existing or future laws or regulations during the currency of this Agreement, the parties hereto shall first discuss and agree either of method of overcoming the illegality or both parties shall have the option to terminate this Agreement PROVIDED ALWAYS prior to arriving at an agreement for the method or overcoming the illegality or termination of this Agreement consequent on the discovery of the illegality, this Agreement shall be construed as if such illegal or invalid provision had never comprised a part of this Agreement and the remaining provisions this Agreement shall remain in full force and effect and shall not be affected by the illegal or invalid provision or by its severance from this Agreement.

15.0 MISCELLANEOUS

15.1 Waiver and Amendments

a) No failure or delay on the part of any party in exercising nor any omission to exercise any right power privilege or remedy accruing to the other party under this Agreement

upon any default on the part of the other party shall any action by any party in respect of any default or any acquiescence in any such default affect or impair any right power privilege or remedy of the other party in respect of any other or subsequent default.

b) Neither this Agreement nor any provision hereof may be amended, changed, modified, varied, waived, discharged or terminated orally except by a statement in writing signed by the party or parties against whom enforcement of the amendment change modification variation waiver discharge or termination is sought.

15.2 **Acquiescence**

Knowledge or acquiescence by either party hereto of the breach of any of the covenants and undertakings or misrepresentation herein contained shall not operate as or be deemed to be waiver of such covenants, undertakings, warranties, representations or any of them and notwithstanding such knowledge or acquiescence each party hereto shall be entitled to exercise its respective rights under this Agreement and to require strict performance of the other of the terms and conditions herein.

15.3 **Severability**

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present of future laws, such provisions shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or enforceable provision had never comprised a part hereof and the remaining provision shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision there shall be added automatically as part hereof a provision, as similar in terms to such illegal, invalid or unenforceable provision as may be possible that is legal, valid and enforceable so as to give effect to the intent of the parties hereunder.

15.4 **Confidentiality and Disclosure of Information**

15.4.1 Save for any necessary and reasonable disclosure by the Parties hereto to their respective related authorities, each of Parties shall (and shall procure that its agents and where applicable its officers and employees and their respective related corporations shall), at all times keep confidential any confidential information which it may acquire in relation to the Business and shall not use or disclose such information except:-

(a) if the information has come into the public domain prior to, or after the disclosure and in such case through no wrongful act of the recipient; or

(b) if the information is already known to the recipient prior to any disclosure of the same by any other Party; or

(c) if the information has been lawfully received from a third party without restrictions or breach of this Agreement; or

(d) if the information has been or is published without violation of this Agreement; or

(e) if the information is independently developed in good faith by employees of the recipient who did not have access to the information; or

(f) if the information is approved for release or use by written authorisation of the other party; or

(g) if the information is required by law or by any regulatory or governmental authority; or

(h) with the written consent of that other Party; or

(i) in accordance with the order of a court of competent jurisdiction or of any governmental or regulatory authority;

15.4.2 The obligations imposed by this Clause 15.4 shall survive the termination of this Agreement.

15.5 **Binding Effect**

This Agreement shall be binding upon the parties hereto and their permitted legal assigns and successors-in-title by operation of law or otherwise.

15.6 **Mutual Co-operation**

In entering this Agreement, the Parties hereto recognise that it is impractical to make provisions for every contingency that may arise in the course of the performance thereof. Accordingly, the Parties hereto hereby declare it to be their intention that this Agreement shall operate between them with fairness and without detriment to the interests of any of them and if in the course of the performance of the Agreement unfairness to any Party is disclosed or anticipated then the Parties hereto shall use their best endeavours to agree upon such action as may be necessary or equitable to remove the cause or causes of the same.

15.7 **Assignment**

No party hereto shall assign this Agreement or any part thereof or any benefit or interest herein or hereunder without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld).

15.8 **Entire Understanding/Modification**

a) This Agreement embodies the entire understanding of the parties in respect of the matters contained or referred to in it and there are no promises, terms, conditions or obligations, oral or written, expenses or implied other than those contained herein this Agreement.

b) If by reason of any unforeseen occurrence or development the operation of this Agreement is likely to cause any unequitable hardship to one or more parties contrary to the spirit of this Agreement, the parties will negotiate immediately in good faith in what manner and terms and conditions of this Agreement may be modified in order to provide in an equitable manner within the spirit of this Agreement for such unforeseen occurrence of development, Provided Always that no modification or amendment of this Agreement and no waiver of any of the terms and conditions hereof shall be valid unless made in writing duly executed by the signatory parties hereto or thereto.

15.9 **Conflict with Other Agreement**

In the event of any conflict between the provisions of the other agreement entered into between The Operator and The Project Investor pertaining to the provisions of this Agreement, the provisions of this Agreement shall prevail as between the parties hereto.

15.10 **Survival of rights, duties and obligations**

Termination of this Agreement for any cause shall not release a party from any liability which at the time of termination has already accrued to another party or which thereafter may accrue in respect of any act or omission prior to such termination.

15.11 **Further Assurances**

Both parties shall, and shall use its reasonable endeavours to procure and ensure that any necessary third party shall, from time to time execute such documents and perform such acts and things as either party may reasonably require to give each of them the full benefit of this Agreement.

15.12 **Reconstruction of the parties**

The liabilities and/or obligations created by this Agreement shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation, reconstruction, merger, takeover or otherwise which may be made in the constitution of any one of the Parties.

15.13 **Notices**

Unless otherwise specified herein, all notices, requests or other communications to or upon each of the parties hereto shall be deemed to have been given in the case of notice by letter three (3) days after the same is sent by registered post or in the case of notice given by facsimile immediately after transmission when the recipients facsimile number is shown on the sender's receipt of a confirmed log print-out for the transmission regarding the date, time and transmission of all pages and all notices, requests and communications shall be addressed to the addresses of the parties hereto hereinbefore mentioned or such other address as either of the parties hereto may designate from time to time by written notice to the other party hereto. Any such notice shall be deemed to be served upon delivery.

15.14 **Time is of the Essence**

Time whenever mentioned in this Agreement is of the essence of this Agreement unless otherwise extended as provided in this Agreement.

15.15 **Solicitors Cost**

Each Party shall bear their own solicitor costs and expenses in connection with the preparation, execution and completion of this Agreement.

15.16 **Stamp Duty**

The Appointee shall be liable to pay for all stamp duty payable on this Agreement and other documents related hereto.

15.17 **Schedules And Appendices**

All schedules and appendices attached herein in this Agreement form an integral part of this Agreement and shall be read and construed for all intent and purposes as an integral part of this Agreement.

15.18 **Headings**

The headings and sub-headings of this Agreement are inserted for convenience only and are to be ignored in this construction and/or interpretation of this Agreement.

15.19 **Whole Agreement**

This Agreement constitutes the entire agreement between the Parties hereto and any prior arrangements, agreements, representations and undertakings are superseded by this Agreement. Any modification or alteration of the clauses of this Agreement shall not be valid except of in writing and signed by both Parties.

[The remainder page is intentionally left blank]

IN WITNESS WHEREOF the Parties hereto have herewith set their hands and seal on the date above written.

Signed by)
for and on behalf of the Operator)
in the presence of:)

....

Name of signatory: LIEW CHIN LOONG
Designation : Director
NRIC No. : 720807-14-5733

....

Name of signatory: LOK KHING MING
Designation : Director
NRIC No. : 690923-08-5489

SBS MINING CORP MALAYSIA SDN BHD
(Co No. 829349-K)
No. 1, Tingkat 1, Lorong Sekilau 1
Bukit Sekilau, 25200 Kuantan
Pahang Darul Makmur
Tel: 09-551 9196 Fax: 09-515 6564

....

Name of signatory : CHAN SIN MUN

NRIC No. : 600508-07-5206

Signed by)
for and on behalf of the Project Investor)
in the presence of:)..

Name of signatory: CHUA KIM BAN

NRIC No. : 780608-10-5469

....

Name of signatory : TAN SAW GEK

NRIC No. : 830407-10-5924

SCHEDULE A

POWER OF ATTORNEY

(The Operator & The Principal)

DATED THE 22ND DAY OF **JULY, 2018**

BETWEEN

JHW HOLDINGS SDN BHD
(COMPANY No: 1172237-W)
("the Donor")

AND

SBS MINING CORPORATION MALAYSIA SDN BHD
(COMPANY No: 829349-K)
("the Attorney")

POWER OF ATTORNEY

Prepared by:-

Messrs. Larry & Kevin
Advocates & Solicitors
No. 39A, First & Second Floors, China Town,
Jalan Putra Square 3,
25000 Kuantan,
Pahang Darul Makmur.
Tel: 09-5173633/5173631
Fax: 09-5173639
E-mail: lnk@larrynkevin.com

LHDNMLHDNMLHDN 00253 MALAYSIA RM10.00 31.07.2018 1101000031 PEJABAT SETEM KUANTAN

POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made this 22nd day of July 2018 ***by*** **JHW Holdings Sdn Bhd (Company No: 1172237-W)** a company incorporated in Malaysia and having its business address at No 1602, Kampung Pengadang Baru, 20050 Kuala Terengganu Darul Iman, Malaysia ("the Donor") ***in favour of*** **SBS Mining Corporation Malaysia Sdn Bhd (Company No: 829349-K)** a company incorporated in Malaysia and having its business address at No 1 Tingkat 1 Lorong Sekilau, Bukit Sekilau, 25200 Kuantan, Pahang Darul Makmur, Malaysia ('the Attorney").

WHEREAS: -

A. By a Letter of Application made on the date of 8 September 2017, the Donor has applied to the Kementerian Sumber Asli dan Alam Sekitar at aras 17, Wisma Sumber Asli, No. 25, Persiaran Perdana Presint 4, 62574 Putrajaya, Malaysia to extract, remove, market and sell "sea sand" from a sea area approximately to 383 km2 more particularly identified with its co-ordination in the said application and outlined in RED in the photostat copy of the plan (hereinafter referred to as '"the said Land I').

B. By a Letter of Approval dated 7 November 2017 issued by Pesuruhjaya Tanah Persekutuan (ref No JKPTG(S)/BPHP/8-2 SK394 (17)) addressed to the Donor, the relevant authority has approved the Donor's application to revise the said Land I subject to the conditions to be fulfilled by the Donor.

C. Pursuant to the written agreement dated 30 August 2017 ("the Mining Agreement") the Donor has agreed to appoint the Attorney as the sole and exclusive right to carry out the mining work on the said Land I and the Attorney has agreed to such appointment by the Donor upon the terms and conditions therein contained.

D. In accordance with Clause 2.1 of the Mining Agreement, in order to give effect to the appointment stipulated above, the Donor is executing this Power of Attorney to enable the Attorney to exercise all such powers in the manner hereinafter stipulated.

NOW THIS DEED WITNESSETH that: -

1. The Donor hereby appoint the Attorney and/or any of its directors or offices (from time to time duly appointed or authorised in writing by the Attorney for the purposes herein) to be the Donor's attorney or attorneys or otherwise in the name of the Donor to sign, execute, seal and deliver and otherwise perfect any deed, agreement, instrument, acts and things which may be required or may be deemed proper and necessary for any of the purposes set out hereunder which the Donor is required to do under the Mining Agreement or the management of the said Land II, as if the Attorney was in fact the Donor viz:

   (a) to carry out all or any of the Donor's liabilities and obligations under the Mining Agreement and to do all things necessary or incidental thereto

to ensure the transactions and matters contemplated therein to be performed or completed;

(b) to file any claims or take any action or institute any proceedings to any party whomsoever which may deem necessary or advisable to the Attorney for the purpose of putting into effect the intent and of obtaining the full benefits of the Mining Agreement and/or any other documents related thereto and any other agreements or instruments contemplated thereby and executed in connection therewith;

(c) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies as may be due or to become due, if any, under or arising out of the Mining Agreement, to enforce any provision thereof, to give valid receipts and discharges, to endorse any cheques or other instruments or orders in connection therewith; and

(d) generally to execute and do all acts and things and to exercise or deal with all powers, authorisations, remedies and discretions and perform all duties, obligations and liabilities which now or hereafter may vest in or appertain to the Donor in relation to the Mining Agreement and/or the other documents related thereto and other agreements or instruments contemplated thereby and/or executed in connection therewith and generally do all acts and things and execute and deliver all instruments as the Attorney may lawfully do and be entitled to do.

2. The Donor hereby undertakes to ratify and confirm whatsoever the Attorney as their attorney shall lawfully do or cause to be done by virtue of this Power of Attorney. The Attorney shall indemnify the Donor and keep the Donor indemnified for any loss and damages arising from any unlawful exercise of the power contained herein.

3 The powers and authorisations granted under the Power of Attorney are revocable and shall be valid so long the Mining Operator Agreement is still subsisting. Unless specifically and expressly stated in this Power of Attorney, the Attorney shall not be entitled to, without the written consent of the Donor, incurred any form of liability on behalf of the Donor.

4 This Power of Attorney shall be registered with both the relevant Land Office and High Court of Malaya.

IN WITNESS WHEREOF the parties hereto have hereunto set our hands this day of 2 2 JUL 2018 2018.

The common seal of]
JHW Holdings Sdn Bhd]
(Company No: 1172237-W)]
was hereunto]
Affixed in the presence of:-]

....
Director Director/Secretary

NAME: SYED NAJMEE BIN SYED NAHAR SHAHABUDDIN
NRIC NO.: 710922-10-5965

I, **LARRY YEOH SOON LAI NRIC No : 800209-06-5127**, an Advocate & Solicitor of the High Court of Malaya, practising in Kuantan hereby certify that on this 2 2 JUL 2018 day of 2018 the common seal of **JHW Holdings Sdn Bhd (Company No: 1172237-W)** was duly affixed to the above written instrument in my presence in accordance with the regulations of the said Company.

WITNESS my hand this 2 2 JUL 2018 day of 2018.

....
LARRY YEOH SOON LAI
NRIC No: 800209-06-5127
Advocate & Solicitor
Kuantan
(BC No: L/1771)

No. Pendaftaran 1623/2018
Salinan Pendua disimpan
Di Mahkamah Tinggi Kuantan.
Pada 0 7 AUG 2018 hb .... 20.........
Dibandingkan dengan asal.
Kerani 7.8.2018
AHMAD NAJMI BIN MOHD YUSOFF
~~Timbalan Pendaftar /~~
Penolong Kanan Pendaftar
Mahkamah Tinggi Kuantan

SCHEDULE B

LOCATION MAP OF THE SPECIFIED AREA

(Approved Concession for mining - 20.57 Sq Km)

Project Specified Area = 10.285 Sq Km

SULIT

Permohonan Melombong Pasir Dasar Laut Di Bawah Seksyen 4,
Akta Pelantar Benua 1966 Oleh Syarikat JHW Holdings Sdn. Bhd.
JKPTG (S)/BPHP/8-2 SK 394 (29)

Lampiran A


Senarai Koordinat Kawasan
Permohonan Melombong Pasir Dasar Laut
oleh Syarikat JHW Holdings Sdn. Bhd.
Titik Latitud (U) Longitud (T)
A 4° 18' 39.529" 103° 41' 01.171"
B 4° 21' 23.355" 103° 41' 00.469"
C 4° 21' 23.823" 103° 43' 13.487"
D 4° 18' 40.094" 103° 43' 13.181"
Luas Kawasan ABCD
2,057 Hektar/20.57 Km Persegi
MALAYSIA
(Terengganu)
104° 00' T
4° 20' U
Pelan Bertanda Ini Adalah Berkaitan Dengan
Kelulusan Yang Diberi Di Dalam Lesen No.0108
YB DR XAVIER JAYAKUMAR
Menteri Air, Tanah Dan Sumber Asli

KERATAN DARIPADA CARTA MAL 646
Rujukan kami : JUPEM.BP.EP(S) 10.13.6 Jld. 20 (-)

Skala 1 : 400,000

SULIT

SCHEDULE C

THE MINING LICENSE

(No. 0108)

No. 0108

JADUAL KEDUA

(Perenggan 4)

LESEN DI BAWAH SEKSYEN 4 AKTA PELANTAR BENUA 1966
UNTUK MENJALANKAN OPERASI BAGI MENDAPATKAN PASIR

Nama Pemegang Lesen: JHW Holdings Sdn. Bhd.

Alamat (dalam hal syarikat, alamat berdaftar): 1602, Kampung Pengadang Baru, 20050 Kuala Terengganu, Terengganu.

Nombor Kad Pengenalan Pendaftaran Negara (jika berkenaan): ……………

adalah dilesenkan untuk menjalankan operasi bagi mendapatkan pasir dari kawasan yang berikut di pelantar benua:

KETERANGAN MENGENAI KAWASAN

Tempat: Kawasan Luar Perairan Negeri Terengganu.

Luas Kawasan: 20.57 km. persegi.

(Pelan yang dilampirkan menunjukkan tempat dan luas kawasan.)

Lesen ini adalah tertakluk kepada syarat-syarat yang berikut:

1. Lesen ini hendaklah bermula pada 10 Januari 2019 dan tamat pada 9 Januari 2022 (iaitu satu tempoh yang tidak melebihi lima tahun dari tarikh lesen dikeluarkan atau dibaharui). Tiga (3) tahun sahaja.

2. Fi hendaklah dibayar dengan kadar RM1,000.00 bagi tiap-tiap 2.59 kilometer persegi atau sebahagiannya dari kawasan bagi pengeluaran atau pembaharuan lesen.

3. Royalti hendaklah dibayar dengan kadar RM0.70 bagi tiap-tiap meter padu pasir yang diperolehi dari kawasan itu.

(Apabila mengeluarkan lesen, Menteri boleh mengenakan apa-apa syarat lain yang difikirkannya sesuai, menurut seksyen 4 (5) Akta.)

Fi dibayar: RM 8,000.00

Dikeluarkan pada 10 Januari 2019.

(Nama Menteri)
Menteri Sumber Asli dan Alam Sekitar

NO. RESIT: 20193202010IR300010

YB DR. XAVIER JAYAKUMAR
MENTERI AIR, TANAH DAN SUMBER ASLI

P.N.M.B.K.L.

SCHEDULE D

PROJECT SCHEDULE

NO.	PARTICULARS	INFORMATION
1.	**PARTICULARS OF OPERATOR**	
a.	NAME	SBS MINING CORPORATION MALAYSIA SDN BHD
b.	COMPANY NUMBER	829349K
c.	ADDRESS	No 1 Tingkat 1 Lorong Sekilau, Bukit Sekilau, 25200 Kuantan, Pahang Darul Makmur, Malaysia
d.	CONTACT / EMAIL	6019-8563431 / kmlok@yahoo.com
2.	**PARTICULARS OF PROJECT INVESTOR**	
a.	NAME	Chua Kim Ban
b.	NRIC NO	780608-10-5469
c.	CORRESPONDENCE ADDRESS	A-05-13, i-SOHO i-CITY Selangor Golden Triangle 40000 Shah Alam Selangor Darul Ehsan
d.	CONTACT/EMAIL	6014-8607686 / vanessa.tsg@gmail.com
e.	INVESTMENT AMOUNT	RM100,000
f.	PAYMENT DATE	28th April 2021
g.	TRIBUTE PER METRIC CUBE	RM0.10 / m^3
h.	VOLUME OF MARINE SAND	3,600,000 m^3
i.	PERIOD TERM	18 MONTHS
j.	MINIMUM MONTHLY DREDGED VOLUME EXCEPT FOR 2 MONTHS MONSOON PERIOD	200,000 m^3
k.	PAYMENT TERMS - QUARTERLY	Pay within Fourteen (14) days of the following month of the end of each quarterly period
3.	**PROJECT DESCRIPTION**	
a.	CONCESSION AREA	10.285 SQ KM
b.	LOCATION	21 km from the coast of Kijal, Terengganu
c.	MINING LICENSE NO	NO. 0108
d.	EXPORT LICENSE	KETSA/BMG 604-2/3/8 JLD.1 (101) – 9th April 2021
4.	**COMMENCEMENT DATE**	
a.	Date of the notification to the Project Investor that the Environmental Management Plan has been obtained.	Estimated July/August 2021

SCHEDULE E

EXAMPLE OF ESTIMATED ROI SCHEDULE FOR INVESTOR

(For Illustration Purpose Only)

INDIVIDUAL INVESTOR TRIBUTE CALCULATION **For Illustration Purpose Only*

INVESTOR NAME	CHUA KIM BAN	NRIC NO	780608-10-5469	INVESTMENT AMOUNT	RM100,000	PAYMENT DATE	28-Apr-21

Individual Investor	Tribute/M3	Guaranteed Volume (M3)	ROI 260%	Investment Gain	Project Period (Months)	Location	Concession Area
RM100,000	RM0.10	3,600,000	RM360,000	RM260,000	18	21 km from the coast of Kijal, Terengganu	10.285 sq km

YR/MTH	Jul-21	Aug-21	Sep-21	Oct-21	Nov-21	Dec-21							Volume/Tribute
Year 2021	200,000	200,000	200,000	200,000	Monsoon	Monsoon							800,000
	RM20,000	RM20,000	RM20,000	RM20,000	RM0	RM0							RM80,000
YR/MTH	Jan-22	Feb-22	Mar-22	Apr-22	May-22	Jun-22	Jul-22	Aug-22	Sep-22	Oct-22	Nov-22	Dec-22	Volume/Tribute
Year 2022	200,000	200,000	300,000	300,000	300,000	300,000	300,000	300,000	300,000	300,000	Monsoon	Monsoon	2,800,000
	RM20,000	RM20,000	RM30,000	RM30,000	RM30,000	RM30,000	RM30,000	RM30,000	RM30,000	RM30,000	RM0	RM0	RM280,000
Total Maximum Volume (m3) over 18 Months													3,600,000
Total Tribute Fee over 18 Months													RM360,000

THE MAXIMUM VOLUME IS 3,600,000 M3 WITH MINIMUM 6 SHIPMENTS (50,000MT/SHIPMENT) PER MONTH FOR OVER A PERIOD OF 18 MONTHS OR EARLIER SUBJECT TO DREDGING CAPABILITY AND WORKABLE WEATHER CONDITIONS